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                                                                     EXHIBIT 5.1

                                  June __, 2002

ServiceWare Technologies, Inc.
333 Allegheny Avenue, Suite 301 North
Oakmont, Pennsylvania 15139

         Re:  ServiceWare Technologies, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request we have examined the Registration Statement on Form S-3 filed by ServiceWare Technologies, Inc. (the "Company"), a Delaware corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 11,500,000 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") issuable by the Company upon the conversion of certain convertible promissory notes that have been issued by the Company to various persons.

         As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion herein expressed.

         Upon the basis of the foregoing, it is our opinion that the Common Stock to be issued by the Company to the noteholders upon the conversion of the convertible promissory notes will be legally issued, fully-paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                              Yours truly,

                              ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON, P.C.


                              By:      /s/ Robert B. Goldberg
                                  ---------------------------------------------
                                       Robert B. Goldberg